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                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES


                                                    Jurisdiction of
Name                                                Incorporation
----                                                ---------------

Goldendale Holding Company                          Delaware

Goldendale Aluminum Company                         Delaware

Northwest Aluminum Company                          Oregon

Northwest Aluminum Specialties, Inc.                Oregon

Northwest Aluminum Technologies, LLC                Washington